Exhibit 99.1
Crescent Energy Reports Fourth Quarter and Full Year 2023 Results

Houston, March 4, 2024 – Crescent Energy Company (NYSE: CRGY) ("Crescent" or the "Company"), today announced financial and operating results for the fourth quarter and full year 2023, as well as its 2024 capital budget and production outlook. A supplemental slide deck can be found at www.crescentenergyco.com. The Company plans to host a conference call and webcast at 10 a.m. CT on Tuesday, March 5, 2024. Details can be found in this release.

Full Year 2023 Highlights
–Strong financial performance with every metric meeting or exceeding applicable guidance expectations
–Capital efficiencies improving well costs, driving production outperformance and increasing cash flow
–Generated robust Operating Cash Flow of $936 million and Levered Free Cash Flow(1) of $310 million
–Achieved record annual production of 149 MBoe/d, an 8% increase year-over-year and towards the high-end of guidance, driven by both acquired volumes and strong well productivity
–Continued sustainability progress with a 27% improvement in absolute scope 1 GHG emissions in 2022 relative to 2021 baseline and a second consecutive OGMP 2.0 Gold Standard pathway rating
–Closed acquisitions of two complementary Eagle Ford assets for $850 million in aggregate, driving significant value creation across acquired assets through operational improvements and realized synergies
–Enhanced and simplified shareholder return framework; Fixed quarterly cash dividend of $0.12 per share plus $150 million share buyback authorization

Crescent CEO David Rockecharlie said, “I am extremely proud of our 2023 performance, where we have delivered on all of our strategic priorities – we generated significant cash flow, fueled by strong operational execution, we progressed a number of key sustainability initiatives and we acquired two complementary and accretive assets in the Eagle Ford. Our operations team is driving meaningful efficiencies that have positioned us for continued outperformance in 2024 and beyond.

We also announced an enhancement of our shareholder return framework, establishing our current $0.12 per share dividend as a fixed dividend and authorizing a $150 million share buyback program, further strengthening our already peer leading return of capital framework. Our differentiated growth strategy combining investment and operating expertise continues to deliver for our investors."

Fourth Quarter 2023 Results
Fourth quarter production averaged a record 165 MBoe/d (43% oil and 61% liquids). The Company drilled 15 gross operated wells (10 in the Eagle Ford and 5 in the Uinta), brought online 20 gross operated wells (17 in the Eagle Ford and 3 in the Uinta) and incurred capital expenditures (excluding acquisitions) of $134 million during the quarter. Building on last quarter's performance, Crescent realized continued operational efficiency gains, driving down costs and improving well performance.

Crescent reported $140 million of net income and $53 million of Adjusted Net Income(1) in the fourth quarter. The Company generated $276 million of Adjusted EBITDAX(1), $323 million of Operating Cash Flow and $102 million of Levered Free Cash Flow(1) for the period.

Full Year 2023 Results
Crescent reported $322 million of net income and $195 million of Adjusted Net Income(1) for the year. The Company generated $1.0 billion of Adjusted EBITDAX(1), $936 million of Operating Cash Flow and $310 million of Levered Free Cash Flow(1) in 2023. Full year production averaged 149 MBoe/d (44% oil and 60% liquids). Full year results met or exceeded previously announced 2023 guidance expectations, which were increased mid-year to reflect the impact of the Western Eagle Ford transactions and continued operational outperformance.

As of December 31, 2023, the Company had a Net LTM Leverage(1) ratio of 1.3x and approximately $1.3 billion of liquidity. During the fourth quarter, the Company paid down $368 million on its revolving credit facility and had $24 million outstanding on its $1.3 billion elected commitment.

In July 2023, S&P upgraded Crescent's issuer credit rating to B+ and its senior unsecured notes rating to BB- with a stable outlook. Following the upgrade, Crescent was added to the BB high yield index with two BB- unsecured notes ratings. Crescent's ratings were upgraded by Moody's earlier in the year(2).

2024 Outlook
Crescent released its full-year 2024 outlook, forecasting approximately 6% year-over-year production growth with relatively flat capital investments.

2024 Guidance ($70/Bbl & $3.00/MMBtu)
Total Production (MBoe/d)	155 - 160
% Oil / % Liquids (%)	~45% / ~60%
Realized Prices (Oil % of WTI / Gas % of HHUB)	Low/mid ~90% / mid ~80%

Capital Expenditures (Excl. Acquisitions) ($MM)	$550 - $625
Adj. Operating Expense Excl. Prod. & Other Taxes ($/Boe)(1)(3)	$15.10 - $15.90
Production Taxes (% of Commodity Revenue)	7.0% - 8.0%
Adj. Recurring Cash G&A Incl. Manager Comp ($/Boe)(1)	$1.45 - $1.55

Cash Taxes (% of Adj. EBITDAX(1))	2.0% - 4.0%

Note: All amounts are approximations based on currently available information and estimates and are subject to change based on events and circumstances after the date hereof. Please see “Cautionary Statement Regarding Forward-Looking Information.”

Return of Capital
For the fourth quarter of 2023, the Company's Board of Directors (the "Board") approved a cash dividend of $0.12 per share. The fourth quarter dividend is payable on March 28, 2024, to shareholders of record as of the close of business on March 15, 2024. The Company also announced an enhancement of its return of capital framework, to provide future certainty and simplicity to shareholders. This update includes a fixed $0.12 per share quarterly dividend and the authorization of a share buyback program for the repurchase of up to $150 million of the Company's outstanding Class A common stock and/or units representing limited liability interests in Crescent Energy OpCo LLC ("OpCo") (with the cancellation of a corresponding number of shares of Class B common stock) (the "Share Repurchase Program"). The Share Repurchase Program will initially be focused on the repurchase of OpCo Units and will have a two-year term. Payment of future dividends is subject to Board approval and other factors.

Repurchases under the Share Repurchase Program may be made by the Company or OpCo, as applicable, and may be made from time to time in the open market, in a privately negotiated transaction, through purchases made in accordance with Rule 10b5-1 of the Exchange Act or by such other means as will comply with applicable state and federal securities laws. The timing of any such repurchases will depend on market conditions, contractual limitations and other considerations. The program may be extended, modified, suspended or discontinued at any time, and does not obligate the Company to repurchase any dollar amount or number of shares.

Conference Call Information
Crescent plans to host a conference call to discuss its fourth quarter and full year 2023 financial and operating results at 10 a.m. CT on Tuesday, March 5, 2024. Complete details are below. A webcast replay will be available on the website following the call.

Date: Tuesday, March 5, 2024
Time: 10 a.m. CT (11 a.m. ET)
Conference Dial-In: 877-407-0989 / 201-389-0921 (Domestic / International)
Webcast Link: https://ir.crescentenergyco.com/events-presentations/

About Crescent Energy Company
Crescent is a differentiated U.S. energy company committed to delivering value for shareholders through a disciplined growth through acquisition strategy and consistent return of capital. Crescent’s portfolio of low-decline, cash-flow oriented assets comprises both mid-cycle unconventional and conventional assets with a long reserve life and deep inventory of high-return development locations in the Eagle Ford and Uinta basins. Crescent’s leadership is an experienced team of investment, financial and industry professionals that combines proven investment and operating expertise. For more than a decade, Crescent and its predecessors have executed on a consistent strategy focused on cash flow, risk management and returns. For additional information, please visit www.crescentenergyco.com.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations. The words and phrases “should”, “could”, “may”, “will”, “believe”, “plan”, “intend”, “expect”, “potential”, “possible”, “anticipate”, “estimate”, “forecast”, “view”, “efforts”, “goal” and similar expressions identify forward-looking statements and express the Company’s expectations about future events. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including a decline in the price and market demand for natural gas, natural gas liquids and crude oil, uncertainties inherent in estimating natural gas and oil reserves and in projecting future rates of production, our hedging strategy and results, federal and state regulations and laws, upcoming elections and associated political volatility, the severity and duration of public health crises, actions by the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC oil-

producing countries, the impact of armed conflicts, including in Ukraine, the Israel-Hamas conflict and increased hostilities in the Middle East, the impact of disruptions in the banking industry and capital markets, the timing and success of business development efforts, including acquisition and disposition opportunities, our reliance on our external manager, sustained cost inflation, elevated interest rates and central bank policy changes associated therewith and other uncertainties. Additional information regarding any forward-looking statements or risks related to our sustainability commitments and progress can be found in our Sustainability Report. Consequently, actual future results could differ materially from expectations. The Company assumes no duty to update or revise its respective forward-looking statements based on new information, future events or otherwise.

Financial Presentation
While OpCo Units and corresponding shares of Class B common stock are outstanding in our "Up-C" structure, and in accordance with the terms of our Management Agreement under which Class A shareholders bear only their proportionate share of Manager Compensation, portions of Manager Compensation, income tax provision (benefit) amounts and dividends paid corresponding to such ownership are required to be classified as distributions to redeemable noncontrolling interests rather than G&A expense, income tax provision (benefit), and dividends paid to Class A Common Stock, respectively. We define those redeemable noncontrolling interest ("RNCI") distributions made by OpCo related to (i) Manager Compensation as “Manager Compensation RNCI Distributions,” (ii) income tax provision (benefit) as “Income Tax RNCI Distributions,” and (iii) dividends paid as “Dividend RNCI Distributions.”

To facilitate comparison of our G&A expense, dividends paid to Class A Common Stock, and income tax provision (benefit) to peer companies with varying corporate and management structures, Adjusted EBITDAX and Levered Free Cash Flow, for both (i) historical periods and (ii) periods for which we provide guidance, are presented assuming the full redemption of all outstanding OpCo Units for shares of our Class A common stock and a corresponding cancellation of all shares of our Class B Common Stock. Management believes this presentation is most useful to investors, as the full amounts of Manager Compensation as G&A expense, dividends paid to Class A Common Stock and income tax provision (benefit) are thereby reflected as such.

Crescent Operational Summary

	Year Ended	Three Months Ended
	December 31, 2023	December 31, 2023	September 30, 2023	December 31, 2022
Average daily net sales volumes:
Oil (MBbls/d)	67	71	72	63
Natural gas (MMcf/d)	358	386	359	352
NGLs (MBbls/d)	23	30	25	18
Total (MBoe/d)	149	165	157	139
Average realized prices, before effects of derivative settlements:
Oil ($/Bbl)	$72.09	$74.07	$75.70	$77.06
Natural gas ($/Mcf)	2.84	2.39	2.18	5.58
NGLs ($/Bbl)	22.76	22.50	24.10	29.15
Total ($/Boe)	42.45	41.39	43.73	52.50
Average realized prices, after effects of derivative settlements:
Oil ($/Bbl)	$65.04	$67.06	$66.50	$66.97
Natural gas ($/Mcf)	2.83	2.46	2.38	3.48
NGLs ($/Bbl)	24.95	22.50	24.10	29.85
Total ($/Boe)(4)	39.63	38.55	39.92	42.74
Expense (per Boe)
Operating expense	$19.77	$20.47	$18.74	$19.92
Depreciation, depletion and amortization	12.39	12.07	12.91	12.29
General and administrative expense	2.58	2.29	3.04	1.99
Non-GAAP and other expense (per Boe)
Adjusted operating expense, excluding production and other taxes(1)(3)	$15.54	$15.38	$15.45	$14.65
Production and other taxes	2.99	3.08	2.53	4.29
Adjusted Recurring Cash G&A(1)	1.51	1.47	1.42	1.73

Crescent Income Statement

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2023	2022	2023	2022
Revenues:
Oil	$480,717	$443,170	$1,750,961	$1,969,070
Natural gas	84,894	180,643	371,066	766,962
Natural gas liquids	61,772	48,339	192,870	268,192
Midstream and other	30,345	12,610	67,705	52,841
Total revenues	657,728	684,762	2,382,602	3,057,065
Expenses:
Lease operating expense	130,584	116,001	495,380	438,753
Workover expense	11,039	10,762	58,441	66,864
Asset operating expense	21,387	24,057	86,593	78,709
Gathering, transportation and marketing	74,503	45,807	235,153	177,078
Production and other taxes	46,740	54,890	162,963	238,381
Depreciation, depletion and amortization	182,903	157,326	675,782	532,926
Impairment expense	153,495	142,902	153,495	142,902
Exploration expense	7,788	(424)	9,328	3,425
Midstream operating expense	26,005	3,541	39,809	13,513
General and administrative expense	34,683	25,501	140,918	84,990
(Gain) loss on sale of assets	—	472	—	(4,641)
Total expenses	689,127	580,835	2,057,862	1,772,900
Income (loss) from operations	(31,399)	103,927	324,740	1,284,165
Other income (expense):
Interest expense	(43,159)	(27,418)	(145,807)	(95,937)
Other income (expense)	(1,488)	5,421	(282)	949
Income (loss) from equity affiliates	(809)	530	(413)	4,616
Gain (loss) on derivatives	235,191	(31,338)	166,980	(676,902)
Total other income (expense)	189,735	(52,805)	20,478	(767,274)
Income (loss) before taxes	158,336	51,122	345,218	516,891
Income tax benefit (expense)	(18,328)	(1,764)	(23,227)	(36,291)
Net income (loss)	140,008	49,358	321,991	480,600
Less: net (income) loss attributable to noncontrolling interests	(20)	(582)	(472)	(2,669)
Less: net (income) loss attributable to redeemable noncontrolling interests	(84,454)	(39,987)	(253,909)	(381,257)
Net income (loss) attributable to Crescent	$55,534	$8,789	$67,610	$96,674
Net income (loss) per share:
Class A – basic	$0.62	$0.18	$1.02	$2.20
Class A – diluted	$0.61	$0.18	$1.02	$2.20
Class B – basic and diluted	$—	$—	$—	$—
Weighted average common shares outstanding
Class A – basic	90,141	48,282	66,598	43,865
Class A – diluted	91,949	48,531	67,402	44,112
Class B – basic and diluted	89,516	118,645	104,271	124,857

Crescent Consolidated Balance Sheet

	December 31, 2023	December 31, 2022
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$2,974	$—
Accounts receivable, net	504,630	457,071
Accounts receivable – affiliates	2,108	2,681
Derivative assets – current	54,321	14,878
Prepaid expenses	40,406	13,241
Other current assets	11,213	28,868
Total current assets	615,652	516,739
Property, plant and equipment:
Oil and natural gas properties at cost, successful efforts method
Proved	8,574,478	7,113,819
Unproved	283,324	314,255
Oil and natural gas properties at cost, successful efforts method	8,857,802	7,428,074
Field and other property and equipment, at cost	198,570	176,831
Total property, plant and equipment	9,056,372	7,604,905
Less: accumulated depreciation, depletion, amortization and impairment	(2,940,546)	(2,167,135)
Property, plant and equipment, net	6,115,826	5,437,770
Derivative assets – noncurrent	8,066	—
Investments in equity affiliates	6,076	15,038
Other assets	57,715	50,302
Total assets	$6,803,335	$6,019,849

Crescent Consolidated Balance Sheet

	December 31, 2023	December 31, 2022
	(in thousands, except share data)

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$613,543	$524,690
Accounts payable – affiliates	52,607	27,652
Derivative liabilities – current	42,051	312,975
Financing lease obligations – current	4,233	3,341
Other current liabilities	37,823	25,091
Total current liabilities	750,257	893,749
Long-term debt	1,694,375	1,247,558
Derivative liabilities – noncurrent	—	63,737
Deferred tax liability	262,581	147,348
Asset retirement obligations	418,319	346,868
Financing lease obligations – noncurrent	7,066	7,412
Other liabilities	35,019	14,183
Total liabilities	3,167,617	2,720,855
Commitments and contingencies
Redeemable noncontrolling interests	1,901,208	2,436,703
Equity:
Class A common stock, $0.0001 par value; 1,000,000,000 shares authorized, 92,680,353 and 49,433,154 shares issued, 91,608,800 and 48,282,163 shares outstanding as of December 31, 2023 and 2022, respectively	9	5
Class B common stock, $0.0001 par value; 500,000,000 shares authorized and 88,048,124 and 118,645,323 shares issued and outstanding as of December 31, 2023 and 2022, respectively	9	12
Preferred stock, $0.0001 par value; 500,000,000 shares authorized and 1,000 Series I preferred shares issued and outstanding as of December 31, 2023 and 2022	—	—
Treasury stock, at cost; 1,071,553 and 1,150,991 shares of Class A common stock as of December 31, 2023 and 2022, respectively	(17,143)	(18,448)
Additional paid-in capital	1,626,501	804,587
Retained earnings	95,447	61,957
Noncontrolling interests	29,687	14,178
Total equity	1,734,510	862,291
Total liabilities, redeemable noncontrolling interests and equity	$6,803,335	$6,019,849

Crescent Cash Flow Statement

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:	(in thousands)
Net income (loss)	$321,991	$480,600
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	675,782	532,926
Impairment expense	153,495	142,902
Deferred tax expense (benefit)	22,733	33,178
(Gain) loss on sale of oil and natural gas properties	—	(4,641)
(Gain) loss on derivatives	(166,980)	676,902
Net cash (paid) received on settlement of derivatives	(153,734)	(779,260)
Non-cash equity-based compensation expense	82,936	38,063
Amortization of debt issuance costs and discount	12,826	8,894
Settlement of acquired derivative contracts	(61,455)	(49,929)
Other	(24,205)	(7,011)
Changes in operating assets and liabilities:
Accounts receivable	(42,091)	(128,820)
Accounts receivable – affiliates	573	18,360
Prepaid and other current assets	(6,523)	(24,932)
Accounts payable and accrued liabilities	91,822	127,620
Accounts payable – affiliates	20,773	12,044
Other	7,826	(12,530)
Net cash provided by operating activities	935,769	1,012,372
Cash flows from investing activities:
Development of oil and natural gas properties	(581,350)	(592,707)
Acquisitions of oil and natural gas properties, net of cash acquired	(849,254)	(626,620)
Proceeds from the sale of oil and natural gas properties	28,946	93,203
Purchases of restricted investment securities – HTM	(12,428)	(8,956)
Maturities of restricted investment securities – HTM	12,522	7,200
Other	2,764	3,536
Net cash used in investing activities	(1,398,800)	(1,124,344)
Cash flows from financing activities:
Proceeds from the issuance of Senior Notes, after premium, discount and underwriting fees	984,625	199,250
Revolving Credit Facility borrowings	2,283,800	1,385,000
Revolving Credit Facility repayments	(2,819,748)	(1,369,000)
Payment of debt issuance costs	(7,241)	(20,051)
Proceeds from the Equity Issuance after underwriting fees	145,665	—
Payment of Equity Issuance costs	(2,340)	—
Redeemable noncontrolling interest contributions	1,238	5,985
Redeemable noncontrolling interest distributions	(417)	(213)
Dividend to Class A common stock	(34,120)	(27,509)
Distributions to redeemable noncontrolling interests related to Class A common stock dividend	(56,259)	(78,855)
Distributions to redeemable noncontrolling interests related to Manager Compensation	(33,236)	(32,250)
Distributions to redeemable noncontrolling interests related to income taxes	(798)	(18,118)
Repurchase of redeemable noncontrolling interests related to Equity Transactions	—	(36,220)
Noncontrolling interest contributions	1,771	55
Repurchase of noncontrolling interest	—	(4,060)
Noncontrolling interest distributions	(2,500)	(6,477)
Cash paid for treasury stock acquired for equity-based compensation tax withholding	(72)	—
Other and member contributions	(3,912)	(5,378)
Net cash provided by (used in) financing activities	456,456	(7,841)
Net change in cash, cash equivalents and restricted cash	(6,575)	(119,813)
Cash, cash equivalents and restricted cash, beginning of period	15,304	135,117
Cash, cash equivalents, and restricted cash, end of period	$8,729	$15,304

Reconciliation of Non-GAAP Measures
This release includes financial measures that have not been calculated in accordance with GAAP. These non-GAAP measures include Adjusted EBITDAX, Levered Free Cash Flow, Adjusted Net Income, Adjusted Recurring Cash G&A, Adjusted Current Income Tax, Adjusted Dividends Paid and Net LTM Leverage. These supplemental non-GAAP performance measures are used by Crescent’s management and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. These non-GAAP measures should be read in conjunction with the information contained in Crescent’s audited combined and consolidated financial statements prepared in accordance with GAAP.

Adjusted EBITDAX and Levered Free Cash Flow
We define Adjusted EBITDAX as net income (loss) before interest expense, income tax expense (benefit), depreciation, depletion and amortization, exploration expense, non-cash gain (loss) on derivatives, impairment expense, non-cash equity-based compensation, (gain) loss on sale of assets, other (income) expense and transaction and nonrecurring expenses. Additionally, we further subtract certain redeemable noncontrolling interest distributions made by OpCo related to Manager Compensation and settlement of acquired derivative contracts.

Adjusted EBITDAX is not a measure of performance as determined by GAAP. We believe Adjusted EBITDAX is a useful performance measure because it allows for an effective evaluation of our operating performance when compared against our peers, without regard to our financing methods, corporate form or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP, of which such measure is the most comparable GAAP measure. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax burden, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDAX. Our presentation of Adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or nonrecurring items. Our computations of Adjusted EBITDAX may not be identical to other similarly titled measures of other companies. In addition, the Revolving Credit Facility and Senior Notes include a calculation of Adjusted EBITDAX for purposes of covenant compliance.

We define Levered Free Cash Flow as Adjusted EBITDAX less interest expense, excluding non-cash deferred financing cost amortization, current income tax benefit (expense), tax-related redeemable noncontrolling interest distributions made by OpCo and development of oil and natural gas properties. Levered Free Cash Flow does not take into account amounts incurred on acquisitions.

Levered Free Cash Flow is not a measure of liquidity as determined by GAAP. Levered Free Cash Flow is a supplemental non-GAAP liquidity measure that is used by our management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe Levered Free Cash Flow is a useful liquidity measure because it allows for an effective evaluation of our operating and financial performance and the ability of our operations to generate cash flow that is available to reduce leverage or distribute to our equity holders. Levered Free Cash Flow should not be considered as an alternative to, or more meaningful than, Net cash flow provided by operating activities as determined in accordance with GAAP, of which such measure is the most comparable GAAP measure, or as an indicator of actual liquidity, operating performance or investing activities. Our computations of Levered Free Cash Flow may not be comparable to other similarly titled measures of other companies.

The following table reconciles Adjusted EBITDAX (non-GAAP) and Levered Free Cash Flow (non-GAAP) to net income (loss), the most directly comparable financial measure calculated in accordance with GAAP:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands)
Net income (loss)	$140,008	$49,360	$321,991	$480,600
Adjustments to reconcile to Adjusted EBITDAX:
Interest expense	43,159	27,419	145,807	95,937
Income tax expense (benefit)	18,328	1,763	23,227	36,291
Depreciation, depletion and amortization	182,903	157,326	675,782	532,926
Exploration expense	7,787	(423)	9,328	3,425
Non-cash (gain) loss on derivatives	(278,150)	(93,546)	(320,714)	(102,358)
Impairment expense	153,495	142,902	153,495	142,902
Non-cash equity-based compensation expense	18,288	11,757	82,936	38,063
(Gain) loss on sale of assets	—	473	—	(4,641)
Other (income) expense	1,489	(5,421)	282	(949)
Manager Compensation RNCI Distributions	(6,798)	(9,471)	(30,563)	(39,070)
Transaction and nonrecurring expenses(5)	8,444	8,083	22,632	34,051
Settlement of acquired derivative contracts(6)	(12,478)	(10,883)	(61,455)	(49,929)
Adjusted EBITDAX (non-GAAP)	$276,475	$279,339	$1,022,748	$1,167,248
Adjustments to reconcile to Levered Free Cash Flow:
Interest expense, excluding non-cash deferred financing cost amortization	(39,508)	(24,956)	(132,981)	(87,043)
Current income tax benefit (expense)	417	3,986	(494)	(3,113)
Tax RNCI (Contributions) Distributions	(862)	(190)	(753)	(18,160)
Development of oil and natural gas properties	(134,071)	(156,084)	(578,316)	(624,880)
Levered Free Cash Flow (non-GAAP)	$102,451	$102,095	$310,204	$434,052

Reconciliation of Operating Cash Flow to Levered Free Cash Flow (non-GAAP)
The table below reconciles net cash provided by operating activities to Levered Free Cash Flow:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands)
Net cash provided by operating activities	$322,869	$215,017	$935,769	$1,012,372
Changes in operating assets and liabilities	(103,280)	50,514	(72,380)	8,258
Restructuring of acquired derivative contracts(7)	—	—	—	51,994
Manager Compensation RNCI Distributions	(6,798)	(9,471)	(30,563)	(39,070)
Tax RNCI (Contributions) Distributions	(862)	(190)	(753)	(18,160)
Transaction and nonrecurring expenses(5)	8,444	8,083	22,632	34,051
Other	16,149	(5,774)	33,815	9,487
Development of oil and natural gas properties	(134,071)	(156,084)	(578,316)	(624,880)
Levered Free Cash Flow (non-GAAP)	$102,451	$102,095	$310,204	$434,052

Adjusted Net Income
Crescent defines Adjusted Net Income as net income (loss), adjusted for certain items. Management believes that Adjusted Net Income is useful to investors in evaluating operational trends of the Company and its performance relative to other oil and gas companies. Adjusted Net Income is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for net income as an indicator of financial performance. The GAAP measure most directly comparable to Adjusted Net Income is net income (loss).

The following table presents a reconciliation of Adjusted Net Income (non-GAAP) to net income (loss), the most directly comparable financial measure calculated in accordance with GAAP:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands)
Net income (loss)	$140,008	$49,358	$321,991	$480,600
Unrealized (gain) loss on derivatives	(278,150)	(93,546)	(320,714)	(102,358)
Non-cash equity-based compensation expense	18,288	11,756	82,936	38,063
(Gain) loss on sale of assets	—	472	—	(4,641)
Manager Compensation RNCI Distributions	(6,798)	(9,471)	(30,563)	(39,070)
Transaction and nonrecurring expenses(5)	8,444	8,083	22,632	34,051
Settlement of acquired derivative contracts(6)	(12,478)	(10,883)	(61,455)	(49,929)
Impairment expense	153,495	142,902	153,495	142,902
Tax effects of adjustments(8)	30,164	6,720	26,419	7,948
Adjusted Net Income (non-GAAP)	$52,973	$105,392	$194,741	$507,566

Net LTM Leverage
Crescent defines Net LTM Leverage as the ratio of consolidated total debt to consolidated Adjusted EBITDAX as calculated under the credit agreement (the "Credit Agreement") governing Crescent’s Revolving Credit Facility. Management believes Net LTM Leverage is a useful measurement because it takes into account the impact of acquisitions. For purposes of the Credit Agreement, (i) consolidated total debt is calculated as total principal amount of Senior Notes, net of unamortized discount, premium and issuance costs, plus borrowings on our Revolving Credit Facility and unreimbursed drawings under letters of credit, less cash and cash equivalents and (ii) consolidated Adjusted EBITDAX includes certain adjustments to account for EBITDAX contributions associated with acquisitions the Company has closed within the last twelve months. Adjusted EBITDAX is a non-GAAP financial measure.

December 31, 2023
(in millions)
Total debt(9)	$1,694
Less: cash and cash equivalents	(3)
Net Debt	$1,691

LTM Adjusted EBITDAX for Leverage Ratio	$1,288

Net LTM Leverage	1.3x

Non-GAAP Measures Related to Up-C Structure
Adjusted Recurring Cash G&A
Crescent defines Adjusted Recurring Cash G&A as general and administrative expense, excluding non-cash equity-based compensation and transaction and nonrecurring expenses, and including Manager Compensation RNCI Distributions. Management believes Adjusted Recurring Cash G&A is a useful performance measure because it excludes transaction and nonrecurring expenses and non-cash equity-based compensation and includes the portion of Manager compensation that is not reflected as G&A expense, facilitating the ability for investors to compare Crescent's cash G&A expense against peer companies. As discussed elsewhere, these adjustments are made to Adjusted EBITDAX and Levered Free Cash Flow for historical periods and periods for which we present guidance.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands)
General and administrative expense	$34,683	$25,501	$140,918	$84,990
Less: non-cash equity-based compensation expense	(18,288)	(11,756)	(82,936)	(38,063)
Less: transaction and nonrecurring expenses (G&A)(10)	(973)	(1,113)	(6,033)	(8,064)
Plus: Manager Compensation RNCI Distributions	6,798	9,471	30,563	39,070
Adjusted Recurring Cash G&A	$22,220	$22,103	$82,512	$77,933

Adjusted Current Income Tax
Crescent defines Adjusted Current Income Tax as current income tax provision (benefit) plus Income Tax RNCI Distributions. Management believes Adjusted Current Income Tax is a useful performance measure because it reflects as tax provision (benefit) the amount of cash distributed for taxes that is otherwise classified as redeemable noncontrolling interest distributions, facilitating the ability for investors to compare Crescent’s tax provision (benefit) against peer companies, and is included in the Company’s Levered Free Cash Flow calculation for historical periods and for periods for which guidance is provided.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands)
Current income tax provision (benefit)(11)	$(417)	$(3,986)	$494	$3,113
Tax RNCI Distributions (Contributions)	862	190	753	18,160
Adjusted Current Income Tax	$445	$(3,796)	$1,247	$21,273

Adjusted Dividends Paid
Crescent defines Adjusted Dividends Paid as Dividend to Class A common stock plus Dividend RNCI Distributions. Management believes Adjusted Dividends Paid is a useful performance measure because it reflects the full amount of cash distributed for dividends that is otherwise classified as distributions to redeemable noncontrolling interests, facilitating the ability for investors to compare Crescent’s dividends paid against peer companies.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands)
Dividend to Class A common stock	$10,993	$8,208	$34,120	$27,509
Dividend RNCI Distributions	10,926	20,150	56,259	78,855
Adjusted Dividends Paid	$21,919	$28,358	$90,379	$106,364

(1)Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Measures” for discussion and reconciliations of such measures to their most directly comparable financial measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).
(2)Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. They do not address the suitability of securities or the suitability of securities for investment purposes, and should not be relied on as investment advice.
(3)Adjusted operating expense excluding production and other taxes includes lease operating expense, workover expense, asset operating expense, gathering, transportation and marketing and midstream and other revenue net of expense.
(4)Does not include the $12.5 million and $10.9 million impact from the settlement of acquired derivative contracts for the three months ended December 31, 2023 and December 31, 2022, respectively. Total average realized prices, after effects of derivatives settlements, would have been $37.73/Boe and $41.89/Boe for the three months ended December 31, 2023 and December 31, 2022, respectively.
(5)Transaction and nonrecurring expenses of $8.4 million for the three months ended December 31, 2023 were primarily related to our Western Eagle Ford Acquisitions and costs associated with the series of transactions pursuant to which we indirectly combined the businesses of Contango Oil & Gas Company and Independence Energy LLC (the "Merger Transactions"). Transaction and nonrecurring expenses of $8.1 million for the three months ended December 31, 2022 were primarily related to (i) merger integration costs and (ii) nonrecurring legal costs related to legacy assets acquired in the Merger Transactions. Transaction and nonrecurring expenses of $22.6 million for the year ended December 31, 2023, were primarily related to our Western Eagle Ford Acquisitions and the Merger Transactions. Transaction and nonrecurring expenses of $34.1 million for the year ended December 31, 2022, were primarily related to (i) legal, consulting, transition service agreement costs, related restructuring of acquired derivative contracts and other fees incurred for the acquisition of certain Uinta Basin assets (the "Uinta Transaction") and Merger Transactions, (ii) severance costs subsequent to the Merger Transactions, (iii) merger integration costs, and (iv) acquisition and debt transaction related costs.
(6)Represents the settlement of certain oil commodity derivative contracts acquired in connection with the Uinta Transaction.
(7)In connection with the Uinta Transaction, Crescent acquired commodity derivative liabilities totaling $180 million from the seller, which reduced the cash cost at closing of the Uinta Transaction. Concurrent with the close of the transaction, Crescent settled certain of these acquired oil commodity derivative positions and entered into new commodity derivative contracts for 2022 with a swap price of $75 per barrel for a net cost of $52.0 million.
(8)Tax effects of adjustments are calculated using our estimated blended statutory rate (after excluding noncontrolling interests) of approximately 11% and 9% for the three months and year ended December 31, 2023, respectively.
(9)Includes $29.1 million of unamortized discount, premium and issuance costs.
(10)Transaction and nonrecurring expenses (G&A) of $1.0 million for the three months ended December 31, 2023, were primarily related to system integration expenses. Transaction and nonrecurring expenses of $1.1 million for the three months ended December 31, 2022, were primarily related to merger integration costs. Transaction and nonrecurring expenses of $6.0 million for the year ended December 31, 2023, were primarily related system integration expenses. Transaction and nonrecurring expenses of $8.1 million for the year ended December 31, 2022, were primarily related to (i) legal, consulting, restructuring of acquired derivative contracts and other fees incurred for the Uinta Transaction and Merger Transactions, (ii) merger integration costs, and (iii) acquisition and debt transaction related costs.
(11)Current income tax provision (benefit) is the amount of income tax (benefit) expense recognized in our statements of operations for the three months and year ended December 31, 2023. Actual cash paid (refunded) for income taxes for the three months and year ended December 31, 2023, was a nominal amount paid and $1.4 million refunded, respectively.

Company Contact
For additional information, please reach out to IR@crescentenergyco.com.